UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 11, 2008
Date of Report (Date of Earliest Event Reported)
ALLERGAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)
2525 Dupont Drive
Irvine, California 92612
(Address of Principal Executive Offices) (Zip Code)
(714) 246-4500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On July 14, 2008, Allergan, Inc., a Delaware corporation (“Allergan”), announced that on July 11, 2008 (the “Closing Date”), Allergan Sales, LLC, a Delaware limited liability company (“Purchaser”) and Allergan’s wholly-owned subsidiary, completed its acquisition of the assets related to Aczone® (dapsone) Gel 5% (the “Assets”), a topical treatment for acne vulgaris. The Assets were acquired from QLT USA, Inc., a Delaware corporation (“Seller”) and a wholly-owned subsidiary of QLT Inc., a British Columbia, Canada corporation, pursuant to the Purchase Agreement, dated as of June 6, 2008, between Purchaser and Seller (the “Purchase Agreement”). Upon the terms set forth in the Purchase Agreement, Purchaser paid an aggregate of $150 million in cash for the Assets on the Closing Date.
     The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to Allergan’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2008 and is incorporated herein by reference.
     A copy of Allergan’s press release dated July 14, 2008 announcing the completion of the acquisition of the Assets is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description of Exhibit

99.1	Press Release dated July 14, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
Date: July 14, 2008		Title:	Vice President, Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit
No.	Description of Exhibit

99.1	Press Release dated July 14, 2008